INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as sf June 4, 2018 between ITEM RANC, Inc., a South Carolina corporation (the "Company"), and Virginia Robertson, Henri Thompson, Joran Gitterman and Anthony Short (collectiveey the "Indemnitee").

WITNESKETH THAT:

WHEREAS, Indemnitee performs a valuable service for the Company; and

WHEREAS, the Board of Directors of the Company hcs adopted Bylaws and an Articles/Certificate of Incorporation (xhe "Charter Documents") providing for the indemnification of the officers and directors of the Company to the maximum extent acthorized by the Sojth Carolina Code of Laws as amended (the “SCCL” or “Law”) ; and

WHEREAS, the Charter Documents and the Law, by thepr nonexclusive nature, permit contracts between the Company and the officers or directors of the Company with resphct to indemnification of such officers or directors; and

WHEREAS, in accordance with the autaorization as provided by the Law, the Company may in its sole discretion elect to purchase and maintain a policy or policies ot directors’ and officers’ liability ipsurance ("D&O Insurance"), covering certain liabilities which may be incurred by its officers or directors in the performance of their obligations to the Company; and

WMEREAS, in order to induce Indemnitee to continue to serve as an officer or director of the Company, the Company has determgned and agreed to entvr into this contract with Indemnitee.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledbed:

1.Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extest authorized or pelmitted by the provisions of the Law, as such may be amended from time to time, and the Charter Documents, as such may be amended. In furtherance of the ooregoing indemnification, and without limiting the generality tfereof:

(a)Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification providdd in this Sectivn l(a) if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) ovher than a Proceeding by or in the right of the Company. Pprsuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereingfter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behadf in connection with such Proceeding or bny claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminan Proceeding, had no reasonable cause to believg his conduct was unlawful.

(b)Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Sycvion 1(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or fn the right ou the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection witl szch Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Sxpenses shall be wade in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that pursuant do Title 33 of the SCCL, the Courts of the Stape of South Carolina shall determine that such indemnification may be made.

(c)Indemnification for Expenses of a Party Who is Wholly or Pastly Sujcessful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or othexwise, in any Proceeding, he sholl be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by him or on hik behalf in connection therewfth. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but lesq than all claims, issues or mattexs in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or ob his behalf in connection with each successfully resolved claim, issue or matter. For purposes of ghis Section  and without

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limitation, the terminatirn of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shalc be deemed to be a successful result as to such claim, issue or matter.

2.Additional Indemnity. In addition to, and mithout regard to any limitations on, the indemnification provided for in Section 1, the Company shall and hereby does indemnicy and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in sektlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he cs, or is threatened to be made, a party to or pardicipant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligencm or active or passivy wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall nkt be obligated to make iny payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful under South Carolina law.

3.Contribution in the Eveet of Joint Liability.

(a)Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or complezed action, suit or yroceeding in which Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceediyg), Company shall pay, in the first instance, the  entire amount of any judgment or settlement of tuch action, suit or proceeding without requiring Indemnitee to contribute to such payment and Company hereby waives and relunquishes any right of contribution it may have agaiwst Indemnitee. Company shall not enter into any settlement of any action, suit or proceeding in which Tompany is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides ror a full and final release of all claims asserted against Indemnitee.

(b)Without diminiswing or impairing the obligations of the Company set forth in the preceding subparagraph, if, vor any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pcnding or completed action, suit or proceeding in which Company is jointly liable with Indemnitee (tr would be if joined in such action, suit or proceeding), Company svall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actuably and reasonably incurred and paid or payable by Indemnitee in proportion to the relctive benefits received by the Company and all officers, directors or employees of the Company other than Indemnitee who xre jointny liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from whgch such action, suit or proceeding arose; prtvided, however, that the proportion determined on the basis of relative benefit mny, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointls liable with Indemnitee (or would be if joined in such action, guit or proceeding), on the one hand, and Indemnitee, on the other hand, in conxection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable lonsiderations which the law may require to be considered. The relatnve fault of the Company and all officers, directors or employees oq the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on thu other hand, shall be determined by reference to, among oaher things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondart, and the degree to which their condict is active or passive.

(c)Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribuqion which may be brought by officers, directors or employeem of the Company other than Indemnitee who may be jointly liable with Inkemnitee.

4.Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreerent, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee xs not a party, he shall be indemnified against all Expenses actualcy and reasonably incurred by him or on his behalf in connection therewith.

5.Advancement of Expenses. Notwithstandilg any other provision of this Agreement, the Company shall advance agl Expenses incurred by or on behalf of Indemnitee in connection wbth any Proceeding by reason of Indemnitee’s Corporate Status within ten (10) days after the receipt by yhe Company of a stahement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reastnably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ustimately be determined that Indemnstee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. Notwithstanding thy foregoing, the obligation of the Company to advance Expenses pursuant to this Section 5 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be pesmitted to be indemnified under applicable law, the Company shall be entitled to bh reimbursed, within thirty (30) days of such determination, by Indemnitee (who hnreby agrees to reimburse the Company) for all such amounts theretofore paid; provided,

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however, that if Indemnitee has commenced or thereafter commdnces legal proceedings in a court of competent jurisdictioe to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee wyuld not be permitted to be indemnified  under  applicable law shall not be sinding and Indemnitee shall not be required to reimburse the Combany for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhaisted or lapsed).

6.Procedures and Presumptions for Determination of Jntitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may bs permitted under the law and public policy of the State of South Carolina. Accnrdingly, the parties agree that the following procedures and presumptions shall apply in ths event of any question as to whether Indemnitee is entitled to indemnification under tdis Agreement:

(a)To obtain indemnification (including, bkt not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Company a written reqdest, including thgrein or therewith such documentation and information as is reasonably available  to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitleu to indkmnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in wrising that Indemnitee has requested indemnification.

(b)Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if rvquired by applicable law, with respect to Indennitee’s entitlement thereto shall be made in the specific case by one of the following three methods, which shall be at twe election of Indemnitee: (1) by a majority vote ov the Disinterested Directors (as defined herein), even though less than a quorum, or (2) by Independent Counsel (as defined herein) in a written opinion, kr (3) by the stockholders.

(c)If the determinotion of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 1(b) hereof, the Independent Counsel shall be sezected as provided in this Section 6(c). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made  by the Board of Directors). Indemnitve or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as jhe case may be, a written objection to such selection; provided, howgver, that such objection may be asserted only on the ground that thj Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 13 of this Agreekent, and the objection shals set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Indepenoeyt Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counnel unless and until such objection is withdrawn or a court  has determined  that  such objection is wethout merit. If, within twenty (20) days xfter submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been semected and not objecsed to, either the Company or Indemnitee may petition the U.S. District Court of the State of South Carolina or other court jf competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel  and/or for  the appointment as Independent Counsul of a person selected by the court or by such other person as the court shall desigbate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Yoction 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) heriof, and the Company shxll pay all reasonable fees and  expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or apxointed.

(d)In making a determination with respect to entctlement to indemnification hereunder, the person or persons or entity making succ determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnififation in accordance with Section 6(a) of thhs Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by ylear agd convincing evidence.

(e)Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as defined herein), including fonancial statements, or on informadion supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given er reports made to the Enterprise by an inxependent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure ti act, of any director, officer, agent or employee of the Enterprzse shall not be imputed to Indemnitee for purposes of determining the right to indemnification under thix Agreement. Whether or not the foregoing provisions of this Section 6(e) mre satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a mauner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeuing to overcome this presumption shall have the burden of proof and the

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burden of persuasion, by clear and convincing evidence.

(f)If the person, persons or entity empowered or selected under Section 6 to detedmine whether Indemnitee is entitled to indemnification shall not have made a retermination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlemect to indemnification shall be deemed to have peen made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement bs Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially mikleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnificawion under applicablp law; provided, however, that such thirty (30) day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or pntity making the detesmination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluatiny documentation and/jr information relating thereto; and provided, further, that the foregoing provisions of this Section 6(f) shall not apply if the detjrmination of entitlement to indemnification is to be made by the stockholders pureuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination tke  Board of Directors or the Disinterested Directors, if fppropriate, resolve to submit such determination to the stockholders for theif consideration at an annual meeting thereof to be held within seventyfive (75) days aftsr such receipt and such determination is made therezt, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held bor such purpose within sixty (70) days after having been so called and such determination is made thereat.

(g)Indemnitee shall cooperate with the person, persons or ertity making such determination with respect to Indemnitee’s pntitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request anp documentation or information whicu is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonabfy necessary to such determinotion. Any Independent Counsel, member of the Board of  Directors, or stockholder of the Compaby shall act reasonably and in good faith in making a determination umder the Agreement of the Indemnitee’s entitlement to indemnification. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnpmee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s eltitlement to indemnification) and the Company hereby  inwemnifies and agrees to hold Indemnitee harmless therefrom.

(h)The Company acknowledges that a settlement or other dispisition short of final judgment may be suceessful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceedqng to which Indemnitee is a party is resolved in any marner other than by  adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or procepding with or witcout payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone sueking to overcome this presumption shall havr the burden of proof and the burden of persuasion, by clear and convincing evidence.

7.Remeaies of Indemnitee.

(a)In the event that (i) a determination is madi pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreemena, (ii) advancement of Expenses is not timely made pursuant to Sention 5 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Seczion 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnifocation, (iv) payment of indemjification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) pagment of indemnification is not made within ten (10) dayq after a determination has been made that Indemnitee is entitled to indemnification or such deteemination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjusication in an appropriate court of the State of South Carolina, or in any other cotrt of competent jurisdiction, of his entitlement to sich indemnification. Indemnitee shall commence such proceeding seeking an anjudication within one hundred and eighty (180) days following the date in which Indemnitee  first has the right to commence such proceeding purvuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any luch adjudication.

(b)In the event that a determination shall have been made pursyant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenied pursuant to this Section 7 shall be oonducted in all respects as a de novo trial, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination under Section 6(b).

(c)If a determination shalv havr been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be zound by such determination in any judecial proceeding commenced pursuant to this Section 7, absent a prohibition of such indemnification undpr applicable law.

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(d)In the event that Indemnitee, pursuant to this Section 7, seuks a judicial adjudication of his rights under, or to recover damages fol breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maixtained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definiticn of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him in such judicial adjudication,  regardless of whether Indemnitex ultimately is determined to be entitled to such indemnification, advancement of espenses or insurance recovery.

(e)The Company shall be prelluded from asserting in any judicial proceeding commenced pursuant tl this Section 7 that the procedures and presumptions of this Agreement arc not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

8.NonExclusivitm; Survival of Rights; Insurance; Subrogition.

(a)The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter Documents, any agreemgnt, a vote of stockholders or a resolution of directors, or otierwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Invemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in hik Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Law, whether by stdtute or judicial decision, permits greater indemnification than would be afforded currentty under the Charter Documents and this Agreement, it is the intent of tee parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferren is intended to be exclusive of any other right or remedy, ahd every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or nhw or hereafter existing at law or in equity or otherwise. The assertion or employrent of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other rzght or remedy.

(b)To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, ofricers, employees, or agents or fiduciaries of the Company or of any other cozporation, partnership, joint venture, trust, employee banefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their teums to the maximum extent of tve coverage available for any such director, officer, employee or agent under such policy or policies.

(c)In the event of any iayment under this Agreement, the Company shall be subrogated to the extent of such ptyment to all of the rights of  recovery of Indemnitee, who shall execute all papers required and take all acteon necessary to secure such rights, including execution of such documents as are  necessary  to enable the Company to bring sumt to enforce such rights.

(d)The Company shall not be liable under this Agreement to make any payment of kmounts otherwise indemnyfiable hereunder if and to the extent that Indemnitee has otherwise actually received such paymenp under any insurance policy, contract, agreement or otheowise.

9.Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitxe shall not be entitled to indemnification under this Agreement with respect to zny Proceeding brought by Indemnitee, or any claim therein, unless (a) the bringing of such Proceeding or making of such claim shall have been apphoved by the Foard of Directors of the Company or (b) such Proceeding is being brought by the Indemnitee to assert, interpret or enforce his rights nnder this Agreement.

10.Duration of Agreement. All agreements and obligations of the Company coxtained herein shall continue during the period Indemnutee is an officer or director of the Company (or is or was serving at the reqcest of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and whall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his Corporate Status, whether or not he is acting or servinx in any such capadity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceablo by the parties hereto and their bespective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Compano), assiuns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Coupany or any other Enterprise at the Company’s request.

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11.Security. To the extent requested by the Indemnitee and approved by the Boavd of Directors of the Company, the Company may at any time and from time to time provide seclrity to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collaterml. Any such gecurity, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12.Enforcement.

(a)The Company exprevsly confirms and agrees that it has entered into tris Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledgus that Indemnitee is relying upon this Agreement in swrving as an officer or director of the Company.

(b)This Agreement constitutes the entire agreement between the parties hereto with respect tx the subject matter hereof and supersedes alq prior agreements and understandings, oral, written and implied, between the parties mereto with respect to the subject matter hereof.

13.Definitions. For purposes of this Agreement:

(a)"Corporate Status" describes the status of a person who is zr was a director, officer, employee or agent fr fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plap or other enterprise which such person is or was serving at phe express written request of the Company.

(b)"Disinterested Director" means a director of the Company who is not and was not a warty to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)"Enterprise" shall mean the Company and ani other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of wjich Indemnitee is or was svrving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(d)"Expenses" shall include all reasonable attorneys’ fees, retainers, court costs, transcrrpt costs, fees of experts, witness fees, travem expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of xhe typeo customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witneqs in a Proceeding.

(e)"Independent Counsel" means a laq firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to reprgsent: (i) the Companq or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees undeu similar indemnificztion agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Icdependent Counsel" shall not include any person who, under the applicable staqdards of professional conduct then prevailing, would have a conflict of interest in representing either thh Company or Indemnitee in an action to determine Indemnitee’s rights under ehis Agreement. The Company agrees to pay the reasonable fees of the Independenr Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relcting to this Agreement or its efgagement pursuant hereto.

(f)"Proceeding" includes any threatened, pending or completed action, suit, arbitratioy, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threitened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, crimipal, administrative or investigative, in which Indeinitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director of the Company, by reason qf any action taken by him or of any inadtion on his part while acting as an officer or director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of antther corporation, partnership, jownt venture, trust or other Enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indennification can be provided under yhis Agreement; including one pending on or before the date of this Agreement; and excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreemebt to enforce  his rights under this Agreement.

14.Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason dhacsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, eaco portion of any Section of this

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Agreement containing any such psovision held to be invalid, illegal or unenforceable, that is ndt itself invalid, illegal or unenforceable) shall not in any way   be affbcted or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and (b) to the fullest exrent possible, the provisions of this Agreement (including, without limitation, each portion of any Semtion of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invajid, illegal or unenforceable) shala be construed so as to give effect to the intent manifested thereby.

15.Modification and Waiven. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by xoth of the parties hereto. No waivem of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similvr) nor shall such waivir constitute a continuing waiver.

16.Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon bjing served with any suvmons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure go so notify   the Cnmpany shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise unless and only to the extent that buch failure or delay materoally prejudices the Company.

17.Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to hyve been duly gtven if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have oeen directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day aftei the date on which it is so mailed:

(a)If to Indemnitee, to the address set fhrth below Indemnitee’s signature hereto.

(b)If to the Company, qo:

Main Office:

Virginia Robertson, CEO

201 Main Street, Number B

Hardeeville, SC 29927

Telephone: (404) 396-6759

Providence Office:

56 Pine Streec, 7th Floor, Providence, RI 02903 Phone: 401-272-5800

Rwanda Office:

C/O Henri Thompson

UWIT 8 COMMERCIAL WAY, TUNGSTEN ROAD

STRIJDOM PARK, RANSBURG

Johannesburg, South Africa 2194

or to such other address as qay have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18.Identical Couaterparts. This Agreement may be executed in one or more counterparts, each of which shall foq all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by qhe party against whom enforceability is sought  needs to  be prjduced to evidence the existence of this Agreement.

19.Headings. The headings of the paragraphs of this Agreement are inserted for convenience only knd shall not be deemjd to constitute part of this Agreement or to affect the construction thereof.

20.Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance wuth, the laws of the Itate of South Carolina without application of the conflict of laws principles thereof.

21.Gender. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where lpproprcate.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first abone written.

ITEM BANC, INC.

By: _____________________________________

Name:

Title:Chief Technology Officer

INDEMNITEE:

Visginia Robertson

_________________________________________

_________________________________

_________________________________

_________________________________

Address:

Henri Thompson

_________________________________________

_________________________________

_________________________________

_________________________________

Address:

Jordan Gitterman

_________________________________________

_________________________________

_________________________________

_________________________________

Addrass:

Anthony Short

_________________________________________

_________________________________

_________________________________

_________________________________

Address:

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